As filed with the Securities and Exchange Commission on April 26, 2002.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

             REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                               ACT OF 1940                      /   /
                                                                ----


                             Amendment No. 3                    / X /
                                                                -----


                        (Check appropriate box or boxes)


                        BBH COMMON SETTLEMENT FUND, INC.
                (Exact Name of Registrant as Specified in Charter)


                       63 Wall Street, New York, NY 10005
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, including Area Code: (800) 625-5759

         Philip W. Coolidge, 21 Milk Street, Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)

                                    Copy to:
                          John E. Baumgardner, Jr., Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004

BBHCSOC_042602

                                Offering Circular


                           BBH Common Settlement Fund
                                 (BBH ComSetSM)


















             The date of this Offering Circular is April 26, 2002.





Reference No.:  ________

TABLE OF CONTENTS
                                                                            Page

Investment Objective  .....................................................1
Principal Investment Strategies............................................1
Principal Risk Factors ....................................................1
Fees and Expenses of BBH ComSetSM..........................................3
Fund Performance...........................................................4
Investment Adviser.........................................................4
Shareholder Information ...................................................5
Additional Investment Information .........................................8

Eligible Shareholders - While other institutions are permitted to purchase shares of BBH ComSetSM, BBH ComSetSM has been organized for the use by entities that are registered with the Commodity Futures Trading Commission (i.e. Future Commission Merchants, Future Clearing Houses and Commodity Pools).

In making an investment decision shareholders must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Shares of the BBH ComSetSM have not been recommended by any U.S. Federal or state or non-U.S. securities commissions or regulatory authorities. Furthermore, none of the foregoing authorities has confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

Shares of the BBH ComSetSM have not and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), and will be issued solely in private placement transactions that do not involve a public offering within
Section 4(2) of the 1933 Act. Shares of the BBH ComSetSM may not be transferred or resold except as permitted under the 1933 Act and the applicable state or other securities laws pursuant to registration or exemption therefrom. There will be no public market for shares of the BBH ComSetSM, and there is no obligation on the part of any person to register shares of the BBH ComSetSM under the 1933 Act or any state securities law.


INVESTMENT OBJECTIVE

       The investment objective of the BBH Common Settlement Fund, Inc. ("BBH ComSetSM") is to provide investors with as high a level of income as is consistent with the preservation of capital and the maintenance of liquidity.


PRINCIPAL INVESTMENT STRATEGIES

       BBH ComSetSM invests all of its assets in the BBH U.S. Money Market Portfolio (the "Portfolio"), an investment company that has the same objective as BBH ComSetSM. Brown Brothers Harriman, the Investment Adviser of the Portfolio, invests all of the assets of the Portfolio in securities which, at the time of purchase, are rated within the highest rating category for short-term obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's Investors Service, Inc., Standard & Poor's Corporation and Fitch) (NRSRO) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Issues that do not carry a short-term rating but fall within the maturity parameters of the Portfolio, must carry a long-term debt rating within the two highest debt rating categories by at least two NRSROs. The instruments in which the Investment Adviser may invest include U.S. Government securities and obligations of U.S. and non-U.S. banks (such as certificates of deposit and fixed time deposits), commercial paper, repurchase agreements, reverse repurchase agreements, when-issued and delayed delivery securities, bonds issued by U.S. corporations and obligations of certain supranational organizations. The Portfolio invests at least 80% of its assets in securities issued in the U.S.


PRINCIPAL RISK FACTORS
      The principal risks of investing in BBH ComSetSM are described below. A shareholder may lose money by investing in BBH ComSetSM.

o        Market Risk:

     The price of a debt security will fluctuate in response to changes in interest rates.

o        Interest Rate Risk:

      The amount of income paid to the shareholder by BBH ComSetSM will fluctuate depending on day-to-day variations in short-term interest rates. In general, the prices of debt securities fall when interest rates rise.

o Credit Risk:

      Credit risk refers to the likelihood that an issuer will default on interest or principal payments. Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of issuer, and changes in general economic or political conditions can adversely affect the credit quality or value of an issuer's securities. Entities providing credit support or a maturity-shortening structure also can be affected by these types of changes. Because the Portfolio invests a significant portion of its assets in bank obligations, the value of these investments and the net assets of the Portfolio could decline more dramatically as a result of adverse events affecting the bank industry.

o        Foreign Investment Risk:

     Because the Portfolio invests in securities issued by non-U.S. banks, the Portfolio is subject to additional risks on these securities such as adverse political, social and economic developments abroad, different kinds and levels of market and issuer regulations and the different characteristics of overseas economies and markets. There may be rapid changes in the values of these securities.

      Investments in BBH ComSetSM are neither insured nor guaranteed by the U.S. Government. Shares of BBH ComSetSM are not deposits or obligations of, or guaranteed by, Brown Brothers Harriman & Co. or any other bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal, state or other governmental agency. Although BBH ComSetSM seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in BBH ComSetSM.

FEES AND EXPENSES OF THE FUND

       The tables below describe the fees and expenses1 that a shareholder may pay if that shareholder invests in BBH ComSetSM.

                                SHAREHOLDER FEES
                (Fees paid directly from a shareholder's account)

Maximum Sales Charge (Load)
Imposed on Purchases                                 None
Maximum Deferred Sales Charge (Load)                 None
Maximum Sales Charge (Load)
Imposed on Reinvested Dividends                      None
Redemption Fee                                       None
Exchange Fee                                         None


                         ANNUAL FUND OPERATING EXPENSES
                  (Expenses that are deducted from Fund assets
                     as a percentage of average net assets)

Other Expenses
  Administration Fee                                0.045%
 Expense Payment Agreement          0.115%2
                                    -----
Total Annual Fund Operating Expenses                 0.160%
                                                     =====

1The expenses shown for BBH ComSetSM include the expenses of the Portfolio. 2The expense payment agreement is a contractual arrangement which limits the total annual fund operating expenses to 0.16%. The arrangement will continue until June 30, 2003. Included within the expense payment agreement is a management fee of 0.10%.

FUND PERFORMANCE

Historical total return information for any period or portion thereof prior to the establishment of BBH ComSetSM will be that of the BBH U.S. Money Market Portfolio adjusted to assume that all charges, expenses and fees which were in effect on August 22, 2000 were deducted during such periods, as permitted by applicable SEC staff interpretations. For current yield information, please call 212-493-7888 toll free, or contact your account representative.

[Appears as bar chart in printed material]

1990    8.21%
1991    6.31
1992    3.91
1993    3.11
1994    3.95
1995    5.90
1996    5.34
1997    5.48
1998    5.40
1999    5.12
2000    6.43



------------------------------------------------------------------------------

Highest and Lowest Return
(Quarterly 1993-2000)

------------------------------------------------------------------------------

                                                                   Return                    Quarter Ending

Highest                                                            1.68%                     9/00
Lowest                                                             0.76%                     6/93


---------------------------------------- -------------------------
---------------------------------------------------

Average Annual Total Returns
(through December 31, 2001)

---------------------------------------- -------------------------
---------------------------------------------------

                                         1 Year                    5 Years                   10 Years


                                         6.43%                     5.55%                     5.09%

---------------------------------------- ------------------------- -------------------------
-------------------------


INVESTMENT ADVISER

       The Investment Adviser to the Portfolio is Brown Brothers Harriman, Private Bankers, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts. The Investment Adviser is located at , New York, NY 10005.

       The Investment Adviser provides investment advice and portfolio management services to the Portfolio. Subject to the general supervision of the Trustees, the Investment Adviser makes the day-to-day investment decisions, places the purchase and sale orders for the portfolio transactions, and generally manages the investments. The Investment Adviser provides a broad range of investment management services for customers in the United States and abroad. At September 30, 2001, it managed total assets of approximately $37 billion.

     A team of individuals manages the Portfolio on a day-to-day basis. This team includes Mr. Glenn E. Baker and Mr. John Ackler of Brown Brothers Harriman & Co. Mr. Baker holds a B.A. and a M.B.A. from the University of Michigan and is a Chartered Financial Analyst. He joined Brown Brothers Harriman & Co. in 1991. Mr. Ackler holds a B.S. from Philadelphia University and an M.B.A. from Lehigh University. He joined Brown Brothers Harriman & Co. in 1999. Prior to joining Brown Brothers Harriman & Co., he worked for Nomura Asset Management USA Inc.

       As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Investment Adviser, under the Investment Advisory Agreement, the Portfolio pays the Investment Adviser an annual fee, computed daily and payable monthly, equal to 0.10% of the average daily net assets of the Portfolio.


SHAREHOLDER INFORMATION

Net Asset Value

       The net asset value of BBH ComSetSM is normally determined every day the New York Stock Exchange is open for regular trading and the Federal Reserve banks are open for business. BBH ComSetSM normally calculates its net asset value once daily at 4:00 P.M., New York time.

       It is anticipated that the net asset value per share of BBH ComSetSM will remain constant at $1.00. No assurance can be given that this goal can be achieved.

       The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

Purchase of Shares

       Shares of BBH ComSetSM are issued solely in private placement transactions. Investments in BBH ComSetSM may only be made in accordance with Regulation D of the 1933 Act. Eligible shareholders are "accredited investors" and include Future Commodity Merchants (FCMs) registered with the Commodity Futures Trading Commission (CFTC) or a Futures Exchange or its clearinghouse which has been designated by the CFTC pursuant to the Commodity Exchange Act as a contract market for certain futures contracts and options on futures contracts. This Offering Circular does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933.

       An investment in BBH ComSetSM may be made without a sales load. Shareholders may invest into BBH ComSetSM on any day the net asset value is calculated if BBH ComSetSM receives an order, including acceptable payment for such order, prior to such calculation. Shares of BBH ComSetSM are entitled to dividends declared on the day BBH ComSetSM executes the purchase order on the books of BBH ComSetSM.

       An investor may place purchase orders for Fund shares through Brown Brothers Harriman. Such an investor has such shares held directly in the investor's name on the books of BBH ComSetSM and is responsible for arranging for the payment of the purchase price of Fund shares. BBH ComSetSM executes all purchase orders for initial and subsequent purchases at the net asset value per share next determined after Brown Brothers Harriman has received payment in the form of a cashier's check drawn on a U.S. bank, a check certified by a U.S. bank or a wire transfer. The minimum initial investment in BBH ComSetSM is $10 million ($10,000,000). Because BBH ComSetSM intends to be fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the custodian of the Fund's account by a Federal Reserve Bank).

       BBH ComSetSM reserves the right to cease accepting investments at any time or reject any investment order.

Redemption of Shares

       A shareholder in BBH ComSetSM may redeem all or any portion of its investment at the net asset value next determined after a request is furnished by the shareholder to Brown Brothers Harriman, U.S. Bank Group, New York, NY 10005, telephone number (212) 493-7888. Any redemption request received on a business day by BBH ComSetSM prior to 3 p.m. New York time will be paid on the same day unless a redemption request or payment therefrom has been suspended or postponed. Pursuant to Section 22(e) of the Investment Company Act of 1940, a redemption request or payment therefrom can only be postponed or suspended when the NYSE is closed or the Federal Reserve Banks are closed for business (other than weekends or holidays), the SEC determines that trading on the NYSE is restricted, or if the SEC determines that an emergency exists. Unless suspended or postponed, any redemption request received on a business day by BBH ComSetSM after 3 p.m. New York time will be paid as soon as possible but no later than the next business day.

       Investments in BBH ComSetSM may be transferred providing that BBH ComSetSM determines that the transferee of the shares of BBH ComSetSM is an Accredited Investor as defined in Regulation D of the 1933 Act.

Dividends and Distributions

       The net income and short-term capital gains and losses of BBH ComSetSM, if any, are declared as a dividend daily and paid monthly. Determination of BBH ComSet's net income is made each business day immediately prior to the determination of the net asset value per share of BBH ComSetSM. Net income for days other than such business days is determined at the time of the determination of the net asset value per share of BBH ComSetSM on the immediately preceding business day.

       Dividends declared are payable to shareholders of record of BBH ComSetSM on the date of determination. Shares purchased through the submission of a purchase order prior to 4:00 P.M., New York time on such a business day begin earning dividends on that business day. Shares redeemed do not qualify for a dividend on the business day that the redemption is executed.

         Unless a shareholder whose shares are held directly in the shareholder's name on the books of BBH ComSetSM elects to have dividends paid in cash, BBH ComSetSM automatically reinvests dividends in additional Fund shares without reference to the minimum subsequent purchase requirement.

Taxes

       Dividends of net income and net short-term capital gains, if any, are taxable to shareholders of BBH ComSetSM as ordinary income, whether such dividends are paid in cash or reinvested in additional shares. The treatment of BBH ComSetSM and its shareholders in those states which have income tax laws might differ from treatment under federal income tax laws. Therefore, distributions to shareholders may be subject to additional state and local taxes. Shareholders are urged to consult their tax advisors regarding any state or local taxes.

Foreign Investors

         BBH ComSetSM is designed for investors who are either citizens of the United States or aliens subject to United States income tax. Prospective investors who are not citizens of the United States and who are not aliens subject to United States income tax are subject to United States withholding tax on the entire amount of all dividends. Therefore, such investors should not invest in BBH ComSetSM since alternative investments would not be subject to United States withholding tax.

         ADDITIONAL INVESTMENT INFORMATION

       License Agreement. Pursuant to a license agreement between BBH ComSetSM and Brown Brothers Harriman & Co. dated August 15, 2000, BBH ComSetSM may continue to use in its name "BBH". The agreement may be terminated by Brown Brothers Harriman & Co. at any time upon written notice to BBH ComSetSM upon the expiration or earlier termination of any investment advisory agreement between BBH ComSetSM or any investment company in which BBH ComSetSM invests all of its assets and Brown Brothers Harriman & Co. Termination of the agreement would require BBH ComSetSM to change its name and the name of BBH ComSetSM to eliminate all reference to "BBH".

       Investment Structure. BBH ComSetSM seeks to achieve its investment objective by investing all of its assets in the Portfolio, a diversified open-end investment company having the same investment objective as BBH ComSetSM. Other investors, including mutual funds and institutional investors, may invest in the Portfolio on the same terms and conditions as BBH ComSetSM. However, these other investors may have different operating expenses which may generate different aggregate performance results. BBH ComSetSM may withdraw its investment in the Portfolio at any time as a result of changes in the Portfolio's investment objective, policies or restrictions of if the Board of Directors determines that it is otherwise in the best interests of BBH ComSetSM to do so.

       Investment Securities. The Portfolio will comply with CFTC Rule 1.25 which governs the investment of customer funds as defined in the Commodity Exchange Act.

     U.S. Government Securities. The Portfolio may invest in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States.

     Bank Obligations. The Portfolio may invest in U.S. dollar-denominated high quality securities. These securities include negotiable certificates of deposit and fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof. The Portfolio's investments also include obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches. (The Portfolio may only invest in obligations of such non-U.S. banks if such bank has more than $500 million in total assets).

     Commercial Paper. The Portfolio may invest in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand.

       Repurchase Agreements. A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The Portfolio always receives as collateral securities which are eligible securities for the Portfolio to purchase.

     Other Obligations. Assets of the Portfolio may be invested in bonds and asset-backed securities with maturities not exceeding thirteen months, issued by U.S. corporations.

WS5945c

                                     PART B


Cover Page.

         Not applicable.

Table of Contents


                                                                      Page

Investments
         Investment Objective and Policies  .  .  .  .  .              2
         Investment Restrictions   .  .  .  .  .  .  .  .              6
Management

         Directors, Trustees and Officers   .  .  .  .  .              9
         Investment Adviser  .  .  .  .  .  .  .  .  .  .             12
         Administrators.  .  .  .  .  .  .  .  .  .  .  .             13
         Placement Agent.  .  .  .  .  .  .  .  .  .  .  .            16
         Custodian, Transfer and Dividend Disbursing Agent            16
         Independent Auditors                                         16
Net Asset Value.  .  .  .                                             17
Computation of Performance   .  .  .  .  .  .  .                      18
Purchases and Redemptions                                             21
Federal Taxes .  .  .  .  .  .  .  .  .  .  .  .                      21
Description of Shares  .  .  .  .  .  .  .  .  .                      23
Portfolio Brokerage Transactions .  .  .  .                           25
Bond, Note and Commercial Paper Ratings                               26
Additional Information. . . . . . . . . . . . . . .                   27
Financial Statements                                                  28


Fund History.

         BBH Common Settlement Fund, Inc. ("BBH ComSetSM") is an open-end management investment company which was organized as a Maryland corporation on July 31, 2000. BBH ComSetSM is a type of mutual fund commonly known as a money market fund. BBH ComSetSM is designed to be a cost effective and convenient means of making substantial investments in money market instruments.


     Brown Brothers Harriman & Co. is the investment adviser of the Portfolio (the "Investment Adviser").

INVESTMENT OBJECTIVE AND POLICIES


         The investment objective of BBH ComSetSM is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. BBH ComSetSM seeks to achieve its investment objective by investing all of its assets in the BBH U.S. Money Market Portfolio (the "Portfolio"), a diversified open-end investment company having the same investment objective as BBH ComSetSM. The Portfolio pursues its investment objective by investing in high quality, short-term money market instruments. For these purposes, the Portfolio adheres to the following operating policies (which may be changed without shareholder or investor approval):

o Interest Rate Risk Control. The average maturity of the Portfolio will be limited to 60 days. Rule 2a-7 under the Investment Company Act of 1940 ("Rule 2a-7") and CFTC Rule 1.25 guidelines currently limit the average maturity of a money market fund to 90 days.

o Liquidity. The Portfolio will maintain a minimum of 20% of its net assets in securities with a time to maturity of 7 days or less.

o Issuer Diversification. The Portfolio will not invest more than 3% of its net assets in one or more securities with a time to maturity longer than 7 days issued by a non-Government issuer. Rule 2a-7 and CFTC Rule 1.25 guidelines currently allow issuer concentrations of 5%.

o Credit Quality. The Portfolio will maintain a minimum of 50% of its net assets in securities rated A1+ by Standard & Poor's, and invest the balance of its assets in securities rated A1. Government securities, repurchase agreements and securities maturing in 7 days or less will be considered A1+ for these purposes.

         There can be no assurance that BBH ComSetSM's investment objective or that of the Portfolio will be achieved.

         The following supplements the information contained in Part A concerning the investment objective, policies and techniques of BBH ComSetSM and the Portfolio. Since the investment characteristics of BBH ComSetSM correspond directly to those of the Portfolio, the following is a discussion of the various investments and investment policies of the Portfolio. Shareholder composition may fluctuate between individual investors and institutional investors and their underlying interest holders (e.g., futures commission merchants), and one or more investors could at any given time hold a significant percentage of the Fund's outstanding shares. A large scale redemption by such an investor could cause the Portfolio to sell certain assets at an inopportune time.



Loans of Portfolio Securities

         Loans of portfolio securities up to 30% of the total value of the Portfolio are permitted and may be entered into for not more than one year. Securities of the Portfolio may be loaned if such loans are secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. While such securities are on loan, the borrower pays the Portfolio any income accruing thereon, and cash collateral may be invested for the Portfolio, thereby earning additional income. All or any portion of interest earned on invested collateral may be paid to the borrower. Loans are subject to termination by the Portfolio in the normal settlement time, currently three business days after notice, or by the borrower on one day's notice. Borrowed securities are returned when the loan is terminated. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities of the Portfolio are not loaned to Brown Brothers Harriman & Co. or to any affiliate of BBH ComSet, the Portfolio or Brown Brothers Harriman & Co.

U.S. Government Securities

       Assets of the Portfolio may be invested in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities which are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the U.S. Postal Service and the Resolution Funding Corporation (REFCORP), each of which has a limited right to borrow from the U.S. Treasury to meet its obligations, and securities of the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (FHLMC) and the Student Loan Marketing Association, the obligations of each of which may be satisfied only by the individual credit of the issuing agency. Securities which are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass through obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. Government securities.

Bank Obligations

       Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit and fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. See "Bond, Note and Commercial Paper Ratings" in this Part B. There is no additional percentage limitation with respect to investments in negotiable certificates of deposit and fixed time deposits of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to investors (i.e., BBH ComSetSM and other investors in the Portfolio); however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or the Placement Agent, or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

Commercial Paper

       Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers.

Repurchase Agreements

       A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week, and at no time are assets of the Portfolio invested in a repurchase agreement with a maturity of more than one year. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one year from the effective date of the repurchase agreement. The Portfolio always receives as collateral eligible securities for the Portfolio to purchase. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of Brown Brothers Harriman & Co, the Portfolio's Custodian. If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances. A repurchase agreement with more than seven days to maturity may not be entered into for the Portfolio if, as a result, more than 10% of the Portfolio's net assets would be invested in such repurchase agreement together with any other investment for which market quotations are not readily available.

Reverse Repurchase Agreements

       Reverse repurchase agreements may be entered into only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the Portfolio agrees to repurchase securities sold by it at a mutually agreed upon time and price. As such, it is viewed as the borrowing of money for the Portfolio. Proceeds of borrowings under reverse repurchase agreements are invested for the Portfolio. This is the speculative factor known as "leverage". If interest rates rise during the term of a reverse repurchase agreement utilized for leverage, the value of the securities to be repurchased for the Portfolio as well as the value of securities purchased with the proceeds will decline. In these circumstances, the Portfolio's entering into reverse repurchase agreements may have a negative impact on the ability to maintain BBH ComSetSM's net asset value of $1.00 per share. Proceeds of a reverse repurchase transaction are not invested for a period which exceeds the duration of the reverse repurchase agreement. A reverse repurchase agreement is not entered into for the Portfolio if, as a result, more than one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements, is engaged in reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, the amount of the Portfolio's obligations created by reverse repurchase agreements is reduced within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission may prescribe, to an extent that such obligations do not exceed, in the aggregate, one-third of the market value of the Portfolio's assets, as defined above. A segregated account with the Custodian is established and maintained for the Portfolio with liquid assets in an amount at least equal to the Portfolio's purchase obligations under its reverse repurchase agreements. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the purchase obligations.

When-Issued and Delayed Delivery Securities

       Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's net asset value. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments for such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

Other Obligations

       Assets of the Portfolio may be invested in bonds and asset-backed securities with maturities not exceeding thirteen months, issued by U.S. corporations which at the date of investment are rated within the highest short-term rating category for such obligations or the two highest long-term rating categories by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

       Assets of the Portfolio may also be invested in obligations of the International Bank for Reconstruction and Development which may be supported by appropriated but unpaid commitments of its member countries, although there is no assurance that these commitments will be undertaken in the future. However, assets of the Portfolio may not be invested in obligations of the Inter-American Development Bank or the Asian Development Bank.


INVESTMENT RESTRICTIONS

         BBH ComSetSM and the Portfolio are operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM or the Portfolio, as the case may be (see "Additional Information"). Since the investment restrictions of BBH ComSetSM correspond directly to those of the Portfolio, the following is a discussion of the various investment restrictions of the Portfolio.

      As a fundamental policy, money is not borrowed by the Portfolio in an amount in excess of 10% of its assets. It is intended that money will be borrowed only from banks and only either to accommodate requests for the withdrawal of part or all of an interest while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations. Securities are not purchased for the Portfolio at any time at which the amount of its borrowings exceed 5% of its net assets.

         Except that BBH ComSetSM may invest all of its assets in an open-end investment company with substantially the same investment objective, policies and restrictions as BBH ComSetSM, neither the Portfolio nor BBH ComSetSM, may:

         (1) purchase securities which may not be resold to the public without registration under the Securities Act of 1933, as amended;

         (2) enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value of its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

         (3) enter into reverse repurchase agreements which, including any borrowings under Investment Restriction No. 4, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;

         (4) borrow money, except from banks for extraordinary or emergency purposes and then only in amounts not to exceed 10% of the value of its total assets, taken at cost, at the time of such borrowing; mortgage, pledge or hypothecate any assets except in connection with any such borrowing and in amounts not to exceed 10% of the value of its net assets at the time of such borrowing. Neither the Portfolio nor BBH ComSetSM, as the case may be, will purchase securities while borrowings exceed 5% of its total assets. This borrowing provision is included to facilitate the orderly sale of portfolio securities, for example, in the event of abnormally heavy redemption requests, and is not for investment purposes and does not apply to reverse repurchase agreements (see "Reverse Repurchase Agreements");

         (5) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

         (6) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of such investments in such industry would exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

         (7) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. Government, its agencies or instrumentalities;

         (8) make loans, except through the purchase or holding of debt obligations, repurchase agreements or loans of portfolio securities in accordance with its investment objective and policies (see "Investment Objective and Policies");

         (9) purchase or sell puts, calls, straddles, spreads, or any combinations thereof; real estate; commodities; commodity contracts or interests in oil, gas or mineral exploration or development programs. However, bonds or commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

         (10) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

         (11) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;

         (12) acquire securities of other investment companies;

         (13) act as an underwriter of securities; or

         (14) issue any senior security (as that term is defined in the 1940
Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

         Except with respect to Investment Restriction No. 3, there will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         BBH ComSetSM is classified as "diversified" under the 1940 Act, which means that at least 75% of its total assets is represented by cash; securities issued by the U.S. Government, its agencies or instrumentalities; and other securities limited in respect of any one issuer to an amount no greater than 5% of BBH ComSetSM's total assets (other than securities issued by the U.S. Government, its agencies or instrumentalities).

       Non-Fundamental Restrictions. The Portfolio or BBH ComSetSM, may not as a matter of operating policy (except that BBH ComSetSM may invest all of its assets in an open-end investment company with substantially the same investment objective, policies and restrictions as BBH ComSetSM): (i) purchase more than 10% of all outstanding debt obligations of any one issuer (other than securities issued by the U.S. government, its agencies instrumentalities); or (ii) invest more than 10% of its net assets (taken at the greater of cost or market value) in restricted securities. These policies are not fundamental and may be changed without shareholder or investor approval.

         Percentage and Rating Restrictions. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy.

MANAGEMENT

DIRECTORS, TRUSTEES AND OFFICERS

       BBH ComSetSM's Directors, in addition to supervising the actions of BBH ComSetSM's Administrator and Placement Agent, as set forth below, decide upon matters of general policy with respect to BBH ComSetSM. The Portfolio's Trustees, in addition to supervising the actions of the Portfolio's Investment Adviser and Administrator, as set forth below, decide upon matters of general policy with respect to the Portfolio.

       Because of the services rendered to the Portfolio by the Investment Adviser and to BBH ComSetSM and the Portfolio by their respective
Administrators, BBH ComSetSM and the Portfolio require no employees, and their respective officers, receive no compensation from BBH ComSetSM or the Portfolio.

         The Directors, Trustees and executive officers of BBH ComSetSM and the Portfolio, their principal occupations during the past five years (although their titles may have varied during the period) and business addresses are:

DIRECTORS OF BBH COMSETSM AND TRUSTEES OF THE PORTFOLIO

         J.V. SHIELDS, JR.* (5) (aged 63) - Chairman of the Board and Director (since August 2000); Trustee of BBH Trust; Director of BBH Fund, Inc.; Trustee of the BBH Portfolios(1) (since October 1999); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Managing Director, Chairman and Chief Executive Officer of Shields & Company; Chairman of Capital Management Associates, Inc.; Director of Flowers Industries, Inc.(2). Vice Chairman and Trustee of New York Racing Association. His business address is Shields & Company, 140 Broadway, New York, NY 10005.

         EUGENE P. BEARD(4) (aged 66) - Director (since August 2000); Trustees of BBH Trust; Director of BBH Fund, Inc.; Trustee of the BBH Portfolios (since October 1999); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Executive Vice President - Finance and Operations of The Interpublic Group of Companies. His business address is The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020.

         DAVID P. FELDMAN(4)(5) (aged 61) - Director (since August 2000); Trustees of BBH Trust; Director of BBH Fund, Inc.; Trustee of the BBH Portfolios (since October 1999); Director of BBH Common Settlement Fund II, Inc. (since May
2001); Retired; Vice President and Investment Manager of AT&T Investment Management Corporation (prior to October 1997); Director of Dreyfus Mutual Funds, Jeffrey Co. and Heitman Financial. His business address is 3 Tall Oaks Drive, Warren, NJ 07059.

         ALAN G. LOWY(4) (aged 62) - Director (since August 2000); Trustees of BBH Trust; Director of BBH Fund, Inc.; Trustee of the BBH Portfolios (since October 1999); Director of BBH Common Settlement Fund, Inc. (since August 2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Private Investor; Secretary of the Los Angeles County Board of Investments (prior to March 1995). His business address is 4111 Clear Valley Drive, Encino, CA 91436.

         ARTHUR D. MILTENBERGER(4) (aged 62) - Director (since August 2000); Trustee of BBH Trust; Director of BBH Fund, Inc.; Trustee of the BBH Portfolios (since October 1999); Director of BBH Common Settlement Fund, Inc. (since August
2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Retired, Executive Vice President and Chief Financial Officer of Richard K.
Mellon and Sons (prior to June 1998); Treasurer of Richard King Mellon Foundation (prior to June 1998); Vice President of the Richard King Mellon Foundation; Trustee, R.K. Mellon Family Trusts; General Partner, Mellon Family Investment Company IV, V and VI; Director of Aerostructures Corporation (since
1996) (2). His business  address is 195  Darlington  Rector Road,  Ligonier,  PA
15658.

         RICHARD L. CARPENTER(4) (5) (aged 68) - Director (since August 2000); Trustee of BBH Trust (since October 1999); Director of The 59 Wall Street Fund, Inc. (since October 1999); Trustee of the BBH Portfolios; Trustee of Dow Jones Islamic Market Index Portfolio (since March 1999); Director of BBH Common Settlement Fund, Inc. (since August 2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Trustee of Islamic Global Equity Fund (since August 2001); Retired; Director of Investments, Pennsylvania Public School Employees' Retirement System (prior to December 1997). His business address is 10820 North La Quinta Drive, Tucson, AZ 85737.

         CLIFFORD A. CLARK(4) (aged 71) - Director (since August 2000); Trustee of BBH Trust (since October 1999); Director of BBH Fund, Inc. (since October
1999); Trustee of the BBH Portfolios; Trustee of Dow Jones Islamic Market Index Portfolio (since March 1999); Director of BBH Common Settlement Fund, Inc. (since August 2000); Director of BBH Common Settlement Fund II, Inc. (since May
2001); Trustee of Islamic Global Equity Fund (since August 2001); Retired. His business address is 42 Clowes Drive, Falmouth, MA 02540.

         J. ANGUS IVORY(4) (aged 69) - Director (since August 2000); Trustee of The 59 Wall Street Trust (since October 1999); Director of BBH Fund, Inc. (since October 1999); Trustee of the BBH Portfolios (since October 1999); Trustee of Dow Jones Islamic Market Index Portfolio (since March 1999); Director of BBH Common Settlement Fund, Inc. (since August 2000); Trustee of Islamic Global Equity Fund (since November 2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Retired; Director of Brown Brothers Harriman Ltd., subsidiary of Brown Brothers Harriman & Co.; Director of Old Daily Saddlery; Advisor, RAF Central Fund; Committee Member, St. Thomas Hospital Pain Clinic (since 1999). His business address is Greenway Farm, Tockenham, Windon, Wiltshire, SN4 7PP England

OFFICERS OF BBH COMSETSM AND THE PORTFOLIO

         PHILIP W. COOLIDGE (aged 50) - President (since August 2000); President of BBH Trust, BBH Fund, Inc., the BBH Portfolios, Dow Jones Islamic Market Index Portfolio (since March 1999), Islamic Global Equity Fund (since November 2000) and BBH Common Settlement Fund II, Inc. (since May 2001); Chief Executive Officer and President of Signature Financial Group, Inc. ("SFG"), Signature Broker-Dealer Services, Inc. ("SBDS"), 59 Wall Street Distributors, Inc. ("59 Wall Street Distributors") and 59 Wall Street Administrators, Inc. ("59 Wall Street Administrators").

         LINWOOD C. DOWNS (aged 40) - Treasurer (since August 2000); Treasurer of BBH Trust, BBH Fund, Inc., the BBH Portfolios, Dow Jones Islamic Market Index Portfolio (since March 1999), Islamic Global Equity Fund (since November 2000) and BBH Common Settlement Fund II, Inc. (since May 2001); Senior Vice President and Treasurer of SFG; Treasurer of SBDS, 59 Wall Street Distributors and 59 Wall Street Administrators.

         CHRISTINE D. DORSEY (aged 31) - Secretary (since August 2000); Secretary of BBH Trust, BBH Fund, Inc., the BBH Portfolios, Dow Jones Islamic Market Index Portfolio (since March 1999), Islamic Global Equity Fund (since November 2000) and BBH Common Settlement Fund II, Inc. (since May 2001); Vice President of SFG; Secretary of SBDS, 59 Wall Street Administrators and 59 Wall Street Distributors.

         SUSAN JAKUBOSKI (aged 37) - Assistant Treasurer and Assistant Secretary (since August 2000); Assistant Treasurer and Assistant Secretary of The 59 Wall Street Trust, BBH Fund, Inc., the BBH Portfolios, Dow Jones Islamic Market Index Portfolio (since March 1999), Islamic Global Equity Fund (since November 2000) and BBH Common Settlement Fund II, Inc. (since May 2001); Assistant Treasurer, Assistant Secretary and Vice President of Signature Financial Group (Cayman) Limited; Vice President of SFG; Assistant Treasurer and Assistant Secretary of SBDS, 59 Wall Street Administrators and 59 Wall Street Distributors.

         KATE T. ALEN (aged 41) - Assistant Secretary (since August 2001); Assistant Secretary of BBH Trust (since August 2001), BBH Fund, Inc. (since August 2001), the BBH Portfolios (since August 2001), Dow Jones Islamic Market Index Portfolio (since August 2001), BBH Common Settlement Fund, Inc. (since August 2001), Islamic Global Equity Fund (since August 2001) and BBH Common Settlement Fund II, Inc. (since August 2001); Vice President of Signature
Financial Group, Inc. (since February 2001); Associate, Dechert (prior to February 2001).

-------------------------

* Mr. Shields is an "interested person" of BBH ComSetSM and the Portfolio because of his affiliation with a registered broker-dealer. Except for Mr. Shields, no Director or Trustee is an "interested person" of BBH ComSetSM or the Portfolio as that term is defined in the 1940 Act.

(1) The BBH Portfolios consist of the following active investment companies: BBH U.S. Money Market Portfolio, BBH International Equity Portfolio, BBH U.S. Equity Portfolio, BBH European Equity Portfolio,
         BBH Pacific Basin Equity Portfolio, BBH High Yield Fixed Income Portfolio, BBH Broad Market Fixed Income Portfolio and BBH Global Equity Portfolio and the following inactive investment companies: BBH U.S. Balanced Growth Portfolio and BBH U.S. Intermediate Tax-Exempt Bond Portfolio.

(2) Shields & Company, Capital Management Associates, Inc. and Flowers Industries, Inc., with which Mr. Shields is associated, are a registered broker-dealer and a member of the New York Stock Exchange, a registered investment adviser, and a diversified food company, respectively.

(3) Richard K. Mellon and Sons, Richard King Mellon Foundation, R.K. Mellon Family Trusts, Mellon Family Investment Company IV, V and VI and Aerostructures Corporation, with which Mr. Miltenberger is or has been associated, are a private foundation, a private foundation, a trust, an investment company and an aircraft manufacturer, respectively.

(4)      These Directors/Trustees are members of  the  Audit  Committee  of  BBH
         ComSetSM, BBH ComSetSM II, BBH Trust, BBH Fund, Inc. and the BBH Portfolios. The Audit Committees held four meetings during the last fiscal year.

(5) These Directors/Trustees are members of the Valuation Committees of BBH ComSetSM, BBH ComSetSM II, BBH Trust, BBH Fund, Inc. and the BBH Portfolios. The Valuation Committees held two meetings during the last fiscal year.

         The address of each officer of BBH ComSetSM is 21 Milk Street, Boston, Massachusetts 02109. Messrs. Coolidge and Downs, and Mss. Dorsey and Jakuboski also hold similar positions with other investment companies for which affiliates of 59 Wall Street Distributors serve as the principal underwriter.

         The Directors of BBH ComSetSM receive no compensation for their services.

         By virtue of the responsibilities assumed by Brown Brothers Harriman & Co. under the Investment Advisory Agreement with the Portfolio and the Administration Agreement with BBH ComSetSM, and by Brown Brothers Harriman Trust Company LLC under the Administration Agreement with the Portfolio (see "Investment Adviser" and "Administrators"), neither BBH ComSetSM nor the Portfolio requires employees other than its officers, and none of its officers devote full time to the affairs of BBH ComSetSM or the Portfolio, as the case may be, or, other than the Chairman, receive any compensation from BBH ComSetSM or the Portfolio.

         At the close of business on September 30, 2001, no person, to the knowledge of management, owned beneficially more than 5% of the outstanding shares of BBH ComSetSM except that BNP Paribas owned 175,273,283 (22.0%) shares, Refco LLC owned 157,000,000 (19.7%) shares, ABN Amro owned 116,500,000 (14.6%)
shares, Cargill Investors owned 92,207,129 (11.6%) shares, Man Financial owned 87,000,000 (10.9%) shares, ADM Investor Services owned 70,250,172 (8.8%) shares and Rand Financial owned 51,000,000 (6.4%) shares. Shareholders owning more than 25% of the outstanding shares in BBH ComSetSM have informed BBH ComSetSM that whenever such shareholder is requested to vote on matters pertaining to BBH ComSetSM (other than a vote by BBH ComSetSM to continue the operation of BBH ComSetSM upon the withdrawal of another shareholder in BBH ComSetSM), such shareholder will hold a meeting of its investors and will cast its votes as instructed by those investors.

INVESTMENT ADVISER

         Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman & Co. provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

         The Investment Advisory Agreement between Brown Brothers Harriman & Co. and the Portfolio is dated December 15, 1993, as amended and restated July 1, 2000, and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by the Portfolio's Trustees, and
(ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940 Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on November 9, 2000. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on 60 days' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days' written notice to the Portfolio (see "Additional Information").

         With respect to the Portfolio, the investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.10% of the Portfolio's average daily net assets. Prior to July 1, 2000, the investment advisory fee paid to the Investment Adviser was calculated daily and paid monthly at an annual rate equal to 0.15% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2001, 2000 and 1999, the Portfolio incurred $1,833,120, $1,974,749 and $1,593,123, respectively, for advisory services.

         The investment advisory services of Brown Brothers Harriman & Co. to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman & Co. is free to and does render investment advisory services to others, including other registered investment companies.

       Pursuant to license agreements between Brown Brothers Harriman & Co. and each of 59 Wall Street Administrators and 59 Wall Street Distributors (each a "Licensee"), dated June 22, 1993 and June 8, 1990, respectively, each Licensee may continue to use in its name "59 Wall Street", the current and historic address of Brown Brothers Harriman & Co., only if Brown Brothers Harriman & Co. does not terminate the respective license agreement, which would require the Licensee to change its name to eliminate all reference to "59 Wall Street".

         Pursuant to a license agreement between each of the Portfolio and BBH ComSetSM and Brown Brothers Harriman & Co. dated May 9, 2000 and August 15, 2000, respectively, each of the Portfolio and BBH ComSetSM may continue to use in its name "BBH". Each agreement may be terminated by Brown Brothers Harriman & Co. at any time upon written notice to the Portfolio or BBH ComSetSM, as the case may be, upon the expiration or earlier termination of any investment advisory agreement between the Portfolio and Brown Brothers Harriman & Co. Termination of the agreement would require each of the Portfolio and BBH ComSetSM to change its name to eliminate all reference to "BBH".

ADMINISTRATORS

       Brown Brothers Harriman Trust Company, LLC acts as Administrator of BBH ComSetSM and the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of Brown Brothers Harriman & Co.

       In its capacity as Administrator of BBH ComSetSM, Brown Brothers Harriman Trust Company, LLC administers all aspects of BBH ComSetSM's operations subject to the supervision of BBH ComSetSM's Directors except as set forth below under "Placement Agent". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides BBH ComSetSM with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of BBH ComSetSM; (ii) oversees the performance of administrative and professional services to BBH ComSetSM by others, including BBH ComSetSM's Transfer and Dividend Disbursing Agent; (iii) provides BBH ComSetSM with adequate office space and communications and other facilities; and
(iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of BBH ComSetSM's registration statement, the printing of such documents for the purpose of filings with the Securities and Exchange Commission and state securities administrators, and the preparation of tax returns for BBH ComSetSM and reports to shareholders and the Securities and Exchange Commission.

       For the services rendered to BBH ComSetSM and related expenses borne by Brown Brothers Harriman Trust Company, LLC, as Administrator of BBH ComSetSM, Brown Brothers Harriman Trust Company, LLC receives from BBH ComSetSM an annual fee, computed daily and payable monthly, equal to 0.01% of BBH ComSetSM's average daily net assets. For the period August 22, 2000 to June 30, 2001, BBH ComSetSM incurred $28,516 in administration fees.

       Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator of the Portfolio, administers all aspects of the Portfolio's operations subject to the supervision of the Portfolio's Trustees except as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator for the Portfolio and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's registration statement for filing with the Securities and Exchange Commission, and the preparation of tax returns for the Portfolio and reports to investors and the Securities and Exchange Commission.

         For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company, LLC as Administrator of the Portfolio, Brown Brothers Harriman Trust Company, LLC receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.035% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 2001, 2000 and 1999, the Portfolio incurred $642,049, $460,775 and $371,729, respectively, for administrative services.

         The Administration Agreement between BBH ComSetSM and Brown Brothers Harriman Trust Company, LLC (dated August 15, 2000) and between the Portfolio and Brown Brothers Harriman Trust Company, LLC (dated March 1, 1999) will remain in effect for two years from such respective date and thereafter, but only so long as each such agreement is specifically approved at least annually in the same manner as the Portfolio's Investment Advisory Agreement (see "Investment Adviser"). The Independent Directors last approved BBH ComSetSM's Administration Agreement on August 15, 2000. The Independent Trustees last approved the Portfolio's Administration Agreement on November 9, 2000. Each agreement will terminate automatically if assigned by either party thereto and is terminable with respect to BBH ComSetSM or the Portfolio at any time without penalty by a vote of a majority of the Directors of BBH ComSetSM or the Trustees of the Portfolio, as the case may be, or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of BBH ComSetSM or the Portfolio, as the case may be. BBH ComSetSM's Administration Agreement is terminable by the Directors of BBH ComSetSM or shareholders of BBH ComSet on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by BBH ComSetSM and other investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. Each agreement is terminable by the respective Administrator on 90 days' written notice to BBH ComSetSM or the Portfolio, as the case may be.

       Pursuant to a Subadministrative Services Agreement with Brown Brothers Harriman Trust Company, LLC, 59 Wall Street Administrators performs such subadministrative duties for BBH ComSetSM as are from time to time agreed upon by the parties. The offices of 59 Wall Street Administrators are located at 21 Milk Street, Boston, Massachusetts 02109. 59 Wall Street Administrators is a wholly-owned subsidiary of SFG. SFG is not affiliated with Brown Brothers Harriman Trust Company, LLC. 59 Wall Street Administrators' subadministrative duties may include providing equipment and clerical personnel necessary for maintaining the organization of BBH ComSetSM, participation in the preparation of documents required for compliance by BBH ComSetSM with applicable laws and regulations, preparation of certain documents in connection with meetings of Directors and shareholders of BBH ComSetSM, and other functions that would otherwise be performed by the Administrator as set forth above. For performing such subadministrative services, 59 Wall Street Administrators receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed upon, but not in excess of the amount paid to the Administrator from BBH ComSetSM.

       Pursuant to a Subadministrative Services Agreement with Brown Brothers Harriman Trust Company, LLC, 59 Wall Street Administrators, Inc. ("59 Wall Street Administrators") performs such subadministrative duties for the Portfolio as are from time to time agreed upon by the parties. 59 Wall Street Administrator's subadministrative duties may include providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participation in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparation of certain documents in connection with meetings of Trustees of and investors in the Portfolio, and other functions that would otherwise be performed by the Administrator of the Portfolio as set forth above. For performing such subadministrative services, 59 Wall Street Administrators receives such compensation from Brown Brothers Harriman Trust Company, LLC as is from time to time agreed upon, but not in excess of the amount paid to the Administrator from the Portfolio.

PLACEMENT AGENT

         BBH ComSetSM has not retained the services of a principal underwriter or distributor, since interests in BBH ComSetSM are offered solely in private placement transactions. 59 Wall Street Distributors, Inc. acting as agent for BBH ComSetSM, serves as the placement agent of shares of BBH ComSetSM. 59 Wall Street Distributors receives no compensation for serving as placement agent.

EXPENSE PAYMENT AGREEMENT

         Under an expense payment agreement dated August 15, 2000, Brown Brothers Harriman Trust Company, LLC pays the expenses of BBH ComSetSM, other than fees paid to Brown Brothers Harriman Trust Company, LLC under BBH ComSetSM's Administration Agreement and other than expenses relating to the organization of BBH ComSetSM. In return, Brown Brothers Harriman Trust Company, LLC receives a fee from BBH ComSetSM such that after such payment the aggregate expenses of BBH ComSetSM do not exceed an agreed upon annual rate, currently 0.16% of the average daily net assets of BBH ComSetSM. Such fees are computed daily and paid monthly. The expense payment agreement will terminate on June 30, 2003. For the period August 22, 2000 to June 30, 2001, the Fund incurred $539,358 in expenses, including administration fees of $28,516.

CUSTODIAN, TRANSFER AND DIVIDEND DISBURSING AGENT

         Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, is the Custodian for BBH ComSetSM and the Portfolio.

       As Custodian for BBH ComSetSM, it is responsible for holding BBH ComSetSM's assets (i.e., cash and BBH ComSetSM's interest in the Portfolio) pursuant to a custodian agreement with BBH ComSetSM. Cash is held for BBH ComSetSM in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator of BBH ComSetSM, the Custodian maintains the accounting records for BBH ComSetSM and each day computes the net asset value and net income per share of BBH ComSetSM.

       As Custodian for the Portfolio, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator of the Portfolio, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the net asset value and net income of the Portfolio.

       Forum Shareholder Services, LLC, Two Portland Square, Portland, Maine 04101 is the Transfer and Dividend Disbursing Agent for BBH ComSetSM. The Transfer and Dividend Disbursing Agent is responsible for maintaining the books and records detailing ownership of BBH ComSetSM's shares.

INDEPENDENT AUDITORS

       Deloitte & Touche LLP, Boston, Massachusetts are the independent auditors for BBH ComSetSM and Portfolio.

CODE OF ETHICS

    BBH ComSetSM, the Portfolio, the Adviser and the Placement Agent each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code of ethics to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions. The code of ethics of BBH ComSetSM, the Portfolio, the Adviser and the Placement Agent are on file with and are available from the SEC.

NET ASSET VALUE

         The net asset value of each of BBH ComSetSM's shares is determined each day the New York Stock Exchange is open for regular trading and New York banks are open for business. (As of the date of this Statement of Additional Information, such Exchange and banks are so open every weekday except for the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas.) This determination of net asset value of each share of BBH ComSetSM is made once during each such day as of the close of regular trading on such Exchange by subtracting from the value of BBH ComSetSM's total assets (i.e., the value of its investment in the Portfolio and other assets) the amount of its liabilities, including expenses payable or accrued, and dividing the difference by the number of shares of BBH ComSetSM outstanding at the time the determination is made.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined at the same time and on the same days as the net asset value per share of BBH ComSetSM is determined. The determination of the value of BBH ComSetSM's investment in the Portfolio is made by subtracting from the value of the total assets of the Portfolio the amount of the Portfolio's liabilities and multiplying the difference by the percentage, effective for that day, which represents BBH ComSetSM's share of the aggregate beneficial interests in the Portfolio. The value of BBH ComSetSM's investment in the Portfolio is determined once daily at 4:00 P.M., New York time on each day the New York Stock Exchange is open for regular trading and New York banks are open for business.

       The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

       Pursuant to a rule of the Securities and Exchange Commission, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interests of BBH ComSetSM's shareholders and the Portfolio's other investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Portfolio have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the net asset value as computed; (ii) the procedures include periodic review by the Trustees of the Portfolio, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Portfolio will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Portfolio will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the value of interests in the Portfolio, to minimize any material dilution or other unfair results which might arise from differences between the two methods of valuation.

         Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Portfolio determine present minimal credit risks and which are of high quality as determined by any nationally recognized statistical rating organization that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or, in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Adviser under the general supervision of the Trustees of the Portfolio; (ii) a dollar-weighted average portfolio maturity of not more than 90 days be maintained and no instrument is purchased with a remaining maturity of more than 397 days; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities).

         It is expected that BBH ComSetSM will have a positive net income at the time of each determination thereof. If for any reason BBH ComSetSM's net income is a negative amount, which could occur, for instance, upon default by an issuer of a portfolio security, BBH ComSetSM would first offset the negative amount with respect to each shareholder account from the dividends declared during the month with respect to those accounts. If and to the extent that negative net income exceeds declared dividends at the end of the month, BBH ComSetSM would reduce the number of outstanding Fund shares by treating each shareholder as having contributed to the capital of BBH ComSetSM that number of full and fractional shares in his or her account which represents his or her share of the amount of such excess. Each shareholder would be deemed to have agreed to such contribution in these circumstances by his or her investment in BBH ComSetSM.

COMPUTATION OF PERFORMANCE

         The current and effective yields of BBH ComSetSM may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Seven-day current yield is computed by dividing the net change in account value (exclusive of capital changes) of a hypothetical pre-existing account having a balance of one share at the beginning of a seven-day calendar period by the value of that account at the beginning of that period, and multiplying the return over the seven-day period by 365/7. For purposes of the calculation, net change in account value reflects the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but does not reflect realized gains or losses or unrealized appreciation or depreciation. BBH ComSetSM's current yield for the seven-day calendar period ended June 30, 2001 was 4.08%. In addition, BBH ComSetSM may use an effective annualized yield quotation for BBH ComSetSM computed on a compounded basis by adding 1 to the base period return (calculated as described above), raising the sum to a power equal to 365/7, and subtracting 1 from the result. Based upon this latter method, BBH ComSetSM's effective annualized yield for the seven-day calendar period ended June 30, 2001 was 4.16%

         The yield should not be considered a representation of the yield of BBH ComSetSM in the future since the yield is not fixed. Actual yields will depend on the type, quality and maturities of the investments held for the Portfolio, changes in interest rates on investments, and BBH ComSetSM's expenses during the period.

         Yield information may be useful for reviewing the performance of BBH ComSetSM and for providing a basis for comparison with other investment alternatives. However, unlike bank deposits or other investments which pay a fixed yield for a stated period of time, BBH ComSetSM's yield does fluctuate, and this should be considered when reviewing performance or making comparisons.

       BBH ComSetSM's "yield" and "effective yield" may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Both yield figures are based on historical earnings and are not intended to indicate future performance. Performance information may include BBH ComSetSM's investment results and/or comparisons of its investment results to various unmanaged indexes (such as 1-month LIBOR) and to investments for which reliable performance data is available. Performance information may also include comparisons to averages, performance rankings or other information prepared by recognized mutual fund statistical services. To the extent that unmanaged indexes are so included, the same indexes will be used on a consistent basis. BBH ComSetSM's investment results as used in such communications are calculated in the manner set forth below.

       The "yield" of BBH ComSetSM refers to the income generated by an investment in BBH ComSetSM over a seven-day period (which period will be stated). This income is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in BBH ComSetSM is assumed to be reinvested. The "effective yield" is slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

   The average annual total return of the Fund is calculated for any period by
(a) dividing (i) the sum of the aggregate net asset value per share on the last day of the period of shares purchased with a $1,000 payment on the first day of the period and the aggregate net asset value per share on the last day of the period of shares purchasable with dividends and capital gains distributions declared during such period with respect to shares purchased on the first day of such period and with respect to shares purchased with such dividends and capital gains distributions, by (ii) $1,000, (b) raising the quotient to a power equal to 1 divided by the number of years in the period, and (c) subtracting 1 from the result.

   The total rate of return of the Fund for any specified period is calculated by (a) dividing (i) the sum of the aggregate net asset value per share on the last day of the period of shares purchased with a $1,000 payment on the first day of the period and the aggregate net asset value per share on the last day of the period of shares purchasable with dividends and capital gains distributions declared during such period with respect to shares purchased on the first day of such period and with respect to shares purchased with such dividends and capital gains distributions, by (ii) $1,000, and (b) subtracting 1 from the result.

         The Portfolio commenced operations as of October 31, 1994 after the transfer to it of all of the assets of BBH Money Market Fund ("Money Market Fund") in exchange for an interest in the Portfolio. The Money Market Fund has investment policies, objective, guidelines and restrictions that are in all material respects equivalent to those of the Portfolio. The assets of the Portfolio as of October 31, 1994 were the same as the assets of the Money Market Fund immediately prior to the transfer. While the Money Market Fund continues to exist, its assets consist solely of its interest in the Portfolio. Since, in a practical sense, the Money Market Fund constitutes the "predecessor" of the Portfolio, the performance of the Portfolio is calculated for periods or portions thereof that commenced prior to the transfer of the Money Market Fund's assets to the Portfolio by including the performance of the Money Market Fund, with appropriate adjustments.

       Historical total return information for any period or portion thereof prior to the establishment of the Fund will be that of the Portfolio, adjusted to assume that all charges, expenses and fees of the Fund and the Portfolio which are presently in effect were deducted during such periods, as permitted by applicable SEC staff interpretations. The table that follows sets forth average annual total return information for the periods indicated:

                                                                      6/30/01

                  1 Year:                                              6.01%

                  5 Years:                                             5.54%

                 10 Years:                                             5.01%

   Performance calculations should not be considered a representation of the average annual or total rate of return of the Fund in the future since the rates of return are not fixed. Actual total rates of return and average annual rates of return depend on changes in the market value of, and dividends and interest received from, the investments held by the Fund's Portfolio and the Fund's and Portfolio's expenses during the period.

         Total and average annual rate of return information may be useful for reviewing the performance of the Fund and for providing a basis for comparison with other investment alternatives. However, unlike bank deposits or other investments which pay a fixed yield for a stated period of time, the Fund's total rate of return fluctuates, and this should be considered when reviewing performance or making comparisons.

   The Fund's performance may be used from time to time in shareholder reports or other communications to shareholders or prospective investors. Performance figures are based on historical earnings and are not intended to indicate future performance. Performance information may include the Fund's investment results and/or comparisons of its investment results to various unmanaged indexes and to investments for which reliable performance data is available. Performance information may also include comparisons to averages, performance rankings or other information prepared by recognized mutual fund statistical services. To the extent that unmanaged indexes are so included, the same indexes are used on a consistent basis. The Fund's investment results as used in such communications are calculated on a total rate of return basis in the manner set forth below.

   Period and average annualized "total rates of return" may be provided in such communications. The "total rate of return" refers to the change in the value of an investment in the Fund over a stated period based on any change in net asset value per share and including the value of any shares purchasable with any dividends or capital gains distributions during such period. Period total rates of return may be annualized. An annualized total rate of return is a compounded total rate of return which assumes that the period total rate of return is generated over a one year period, and that all dividends and capital gains distributions are reinvested. An annualized total rate of return is slightly higher than a period total rate of return if the period is shorter than one year, because of the assumed reinvestment.

PURCHASES AND REDEMPTIONS

          A confirmation of each purchase and redemption transaction is issued on execution of that transaction.

       Redemptions from BBH ComSetSM are processed once a completed account application with a certified taxpayer identification number has been received.

       In the event a shareholder redeems all shares held in BBH ComSetSM at any time during the month, all accrued but unpaid dividends are included in the proceeds of the redemption and future purchases of shares of BBH ComSetSM by such shareholder would be subject to BBH ComSetSM's minimum initial purchase requirements.

         BBH ComSetSM reserves the right to discontinue, alter or limit the automatic reinvestment privilege at any time, but will provide shareholders prior written notice of any such discontinuance, alteration or limitation.


FEDERAL TAXES

       Dividends of net income and net short-term capital gains, if any, are taxable to shareholders of BBH ComSetSM as ordinary income, whether such dividends are paid in cash or reinvested in additional shares. These distributions are not eligible for the dividends-received deduction allowed to corporate shareholders.

         Each year, BBH ComSetSM intends to continue to qualify and elect that it be treated as a separate "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Under Subchapter M of the Code BBH ComSetSM is not subject to federal income taxes on amounts distributed to shareholders. A 4% non-deductible excise tax is imposed on BBH ComSetSM to the extent that certain distribution requirements for BBH ComSetSM for each calendar year are not met. BBH ComSetSM intends to continue to meet such requirements. The Portfolio is also not required to pay any federal income or excise taxes.

         Qualification as a regulated investment company under the Code requires, among other things, that (a) at least 90% of BBH ComSetSM's annual gross income, without offset for losses from the sale or other disposition of securities, be derived from interest, payments with respect to securities loans, dividends and gains from the sale or other disposition of securities or other income derived with respect to its business of investing in such securities; (b) less than 30% of BBH ComSetSM's annual gross income be derived from gains (without offset for losses) from the sale or other disposition of securities held for less than three months; and (c) the holdings of BBH ComSetSM be diversified so that, at the end of each quarter of its fiscal year, (i) at least 50% of the market value of BBH ComSetSM's assets be represented by cash, U.S. Government securities and other securities limited in respect of any one issuer to an amount not greater than 5% of BBH ComSetSM's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of BBH ComSetSM's assets be invested in the securities of any one issuer (other than U.S. Government securities and securities of other investment companies). In addition, in order not to be subject to federal income tax, at least 90% of BBH ComSetSM's net investment income and net short-term capital gains earned in each year must be distributed to BBH ComSetSM's shareholders.

         To maintain a constant $1.00 per share net asset value, the Directors may direct that the number of outstanding shares be reduced pro rata. If this adjustment is made, it will reflect the lower market value of portfolio securities and not realized losses.

       Other Taxes. The treatment of BBH ComSetSM and its shareholders in those states which have income tax laws might differ from treatment under the federal income tax laws. Distributions to shareholders may be subject to additional state and local taxes. Shareholders are urged to consult their tax advisors regarding any state or local taxes.

       Other Information. Annual notification as to the tax status of capital gains distributions, if any, is provided to shareholders shortly after June 30, the end of BBH ComSetSM's fiscal year. Additional tax information is mailed to shareholders in January. Under U.S. Treasury regulations, BBH ComSetSM is required to withhold and remit to the U.S. Treasury a portion (31%) of dividends and capital gains distributions on the accounts of those shareholders who fail to provide a correct taxpayer identification number (Social Security Number for individuals) or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to such withholdings. Prospective investors should submit an IRS Form W-9 to avoid such withholding.

       This tax discussion is based on the tax laws and regulations in effect on the date of this Prospectus, however such laws and regulations are subject to change. Shareholders and prospective investors are urged to consult their tax advisors regarding specific questions relevant to their particular circumstances.

DESCRIPTION OF SHARES

         BBH ComSetSM is an open-end management investment company organized as a Maryland corporation on July 31, 2000. Its offices are located at 63 Wall Street, New York, NY 10005; its telephone number is (212) 493-7888. The Articles of Incorporation currently permit BBH ComSetSM to issue 25,000,000,000 shares of common stock, par value $0.001 per share. The Board of Directors has the power to designate on or more series of shares of common stock and to classify and reclassify any unissued shares with respect to such series.

       Each Fund share represents an equal proportionate interest in BBH ComSetSM with each other share. Upon liquidation or dissolution of BBH ComSetSM, BBH ComSetSM's shareholders are entitled to share pro rata in BBH ComSetSM's net assets available for distribution to its shareholders.

         Shareholders are entitled to one vote for each share held on matters on which they are entitled to vote. Shareholders in BBH ComSetSM do not have cumulative voting rights, and shareholders owning more than 50% of the outstanding shares of BBH ComSetSM may elect all of the Directors of BBH ComSetSM if they choose to do so and in such event the other shareholders in BBH ComSetSM would not be able to elect any Director of BBH ComSetSM. BBH ComSetSM is not required and has no current intention to hold meetings of shareholders annually but BBH ComSetSM will hold special meetings of shareholders when in the judgment of BBH ComSetSM's Directors it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances (e.g., upon application and submission of certain specified documents to the Directors of BBH ComSetSM by a specified number of shareholders) the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Directors of BBH ComSetSM. Shareholders also have the right to remove one or more Directors of BBH ComSetSM without a meeting by a declaration in writing by a specified number of shareholders. Shares have no preference, pre-emptive, conversion or similar rights. The rights of redemption are described in the offering circular. Shares are fully paid and non-assessable by BBH ComSetSM.

         Stock certificates are not issued by BBH ComSetSM.

       The By-Laws of BBH ComSetSM provide that the presence in person or by proxy of the holders of record of one half of the shares of BBH ComSetSM outstanding and entitled to vote thereat shall constitute a quorum at all meetings of Fund shareholders, except as otherwise required by applicable law. The By-Laws further provide that all questions shall be decided by a majority of the votes cast at any such meeting at which a quorum is present, except as otherwise required by applicable law.

     The Articles of Incorporation and the By-Laws of BBH ComSetSM provide that BBH ComSetSM indemnify the Directors and officers of BBH ComSetSM to the full extent permitted by the Maryland Corporation Law, which permits indemnification of such persons against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with BBH ComSetSM. However, nothing in the Articles of Incorporation or the By-Laws of BBH ComSetSM protects or indemnifies a Director or officer of BBH ComSetSM against any liability to BBH ComSetSM or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

       The Portfolio, in which all of the assets of BBH ComSetSM are invested, is organized as a trust under the law of the State of New York. The Portfolio's Declaration of Trust provides that BBH ComSetSM and other entities investing in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of BBH ComSetSM incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Accordingly, the Directors of BBH ComSetSM believe that neither BBH ComSetSM nor its shareholders will be adversely affected by reason of the investment of all of the assets of BBH ComSetSM in the Portfolio.

       Each investor in the Portfolio, including BBH ComSetSM, may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading and New York banks are open for business. At 4:00 P.M., New York time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 P.M., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., New York time on the following business day of the Portfolio.

       Whenever BBH ComSetSM is requested to vote on a matter pertaining to the Portfolio, BBH ComSetSM will vote its shares without a meeting of shareholders of BBH ComSetSM if the proposal is one, if which made with respect to BBH ComSetSM, would not require the vote of shareholders of BBH ComSetSM as long as such action is permissible under applicable statutory and regulatory requirements. For all other matters requiring a vote, BBH ComSetSM will hold a meeting of shareholders of BBH ComSetSM and, at the meeting of investors in the Portfolio, BBH ComSetSM will cast all of its votes in the same proportion as the votes of BBH ComSetSM's shareholders even if all Fund shareholders did not vote. Even if BBH ComSetSM votes all its shares at the Portfolio meeting, other investors with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio.

         Interests in the Portfolio have no preference, preemptive, conversion or similar rights, and are fully paid and non-assessable. The Portfolio is not required to hold annual meetings of investors, but will hold special meetings of investors when, in the judgment of its trustees, it is necessary or desirable to submit matters for an investor vote. Each investor is entitled to a vote in proportion to the share of its investment in the Portfolio.

PORTFOLIO BROKERAGE TRANSACTIONS

         Brown Brothers Harriman & Co., as Investment Adviser for the Portfolio, places orders for all purchases and sales of portfolio securities, enters into repurchase and reverse repurchase agreements and executes loans of portfolio securities. Fixed-income securities are generally traded at a net price with dealers acting as principal for their own account without a stated commission. The price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. From time to time certificates of deposit may be purchased through intermediaries who may charge a commission for their services.

         On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

       Although the Portfolio generally holds investments until maturity and does not seek profits through short-term trading, it may dispose of any portfolio security prior to its maturity if it believes such disposition advisable.

       Money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. Where possible transactions on behalf of the Portfolio are entered directly with the issuer or from an underwriter or market maker for the securities involved. Purchases from underwriters of securities may include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include a spread between the bid and asked price. The policy of the Portfolio regarding purchases and sales of securities is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. In seeking to implement the Portfolio's policies, the Investment Adviser effects transactions with those brokers and dealers who the Investment Adviser believes provide the most favorable prices and are capable of providing efficient executions. If the Investment Adviser believes such prices and executions are obtainable from more than one broker or dealer, it may give consideration to placing portfolio transactions with those brokers and dealers who also furnish research and other services to the Portfolio and or the Investment Adviser. Such services may include, but are not limited to, any one or more of the following: information as to the availability of securities for purchase or sale; statistical or factual information or opinions pertaining to investment; and appraisals or evaluations of portfolio securities.

BOND, NOTE AND COMMERCIAL PAPER RATINGS

       There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to investors (i.e., BBH ComSet and other investors in the Portfolio); however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or the Distributor, or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

         Bond Ratings

Moody's Investors Service, Inc. ("Moody's")

         Aaa - Bonds rated Aaa are judged to be of the "best quality". Issues rated Aaa may be further modified by the numbers 1, 2 or 3 (3 being the highest) to show relative strength within the rating category.

Standard & Poor's Corporation ("S&P")

         AAA - The AAA rating is the highest rating assigned to debt obligations and indicates an extremely strong capacity to pay principal and interest.

         Note and Variable Rate Investment Ratings

         Moody's - MIG-1. Notes rated MIG-1 are judged to be of the best quality, enjoying strong protection from established cash flow of funds for their services or from established and broad-based access to the market for refinancing or both.

         S&P - SP-1. SP-1 denotes a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics are given a plus (+) designation (SP-1+).

         Corporate Commercial Paper Ratings

         Moody's - Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Prime-1 indicates highest quality repayment capacity of rated issue.

         S&P - Commercial Paper ratings are a current assessment of the likelihood of timely payment of debts having an original maturity of no more than 365 days. Issues rated A-1 have the greatest capacity for timely payment. Issues rated "A-1+" are those with an "overwhelming degree of credit protection."

         Other Considerations

         Among the factors considered by Moody's in assigning bond, note and commercial paper ratings are the following: (i) evaluation of the management of the issuer; (ii) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas;
(iii) evaluation of the issuer's products in relation to competition and customer acceptance; (iv) liquidity; (v) amount and quality of long-term debt;
(vi) trend of earnings over a period of 10 years; (vii) financial strength of a parent company and the relationships which exist with the issuer; and (viii) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

         Among the factors considered by S&P in assigning bond, note and commercial paper ratings are the following: (i) trend of earnings and cash flow with allowances made for unusual circumstances, (ii) stability of the issuer's industry, (iii) the issuer's relative strength and position within the industry and (iv) the reliability and quality of management.

ADDITIONAL INFORMATION

         As used in this Statement of Additional Information and the Prospectus, the term "majority of the outstanding voting securities" (as defined in the 1940
Act) currently means the vote of (i) 67% or more of the outstanding voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less.

         Fund shareholders receive semi-annual reports containing unaudited financial statements and annual reports containing financial statements audited by independent auditors.


       Other mutual funds or institutional investors may invest in the Portfolio on the same terms and conditions as BBH ComSetSM. However, these other investors may have different operating expenses which may generate different aggregate performance results. Information concerning other investors in the Portfolio is available from Brown Brothers Harriman & Co.

       BBH ComSetSM may withdraw its investment in the Portfolio as a result of certain changes in the Portfolio's investment objective, policies or restrictions or if the Board of Directors of BBH ComSetSM determines that it is otherwise in the best interests of BBH ComSetSM to do so. Upon any such withdrawal, the Board of Directors of BBH ComSetSM would consider what action might be taken, including the investment of all of the assets of BBH ComSetSM in another pooled investment entity or the retaining of an investment adviser to manage BBH ComSetSM's assets in accordance with the investment policies described above with respect to the Portfolio. In the event the Directors of BBH ComSetSM were unable to accomplish either, the Directors will determine the best course of action.

FINANCIAL STATEMENTS

         The Annual Report of BBH ComSetSM dated June 30, 2001 has been filed with the Securities and Exchange Commission pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder and is hereby incorporated herein by reference. A copy of the Annual Report will be provided without charge to each person receiving this Statement of Additional Information.

                                     PART C


Item 23. Exhibits.

           (a)   Articles of Incorporation.(1)

           (b)   By-laws.(1)

           (c)   Not Applicable.

           (d)   Not Applicable.

           (e)   Placement Agent Agreement.(1)

           (f)   Not Applicable.

           (g)   Not Applicable.

           (h)(i)   Administration Agreement. (1)

           (h)(ii)  Subadministration Agreement.(1)

           (h)(iii) Expense Payment Agreement. (1)

           (i)   Not Applicable.

           (j)   Not Applicable.

           (k)   Not Applicable.

           (l)   Investment representation letters
                 of initial investors.(1)

           (m)   Not Applicable.

           (n)   Not Applicable.

           (o)   Not Applicable.

           (p)(i)Code of Ethics of the Fund.(1)

           (p)(ii)Code of Ethics of the Brown Brothers Harriman & Co.(1)

           (p)(iii) Code of Ethics of 59 Wall Street Distributors, Inc. (1)

-----------------------------
(1) Incorporated herein by reference from the registration statement as initially filed with the Securities and Exchange Commission on August, 21, 2000.

Item 24.  Persons Controlled by or Under Common Control with Registrant.

           Not applicable.

Item 25.  Indemnification.

       Reference is made to Article VII of Registrant's By-Laws and to Section 5 of the Placement Agent Agreement between the Registrant and 59 Wall Street Distributors, Inc.

         Registrant, its Directors and officers, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

         Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 26.  Business and Other Connections of Investment Adviser.

       The Registrant's investment adviser, Brown Brothers Harriman & Co., is a New York limited partnership. Brown Brothers Harriman & Co. conducts a general banking business and is a member of the New York Stock Exchange.

         To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman & Co. is engaged in any other business, profession, vocation or employment of a substantial nature.

Item 27.  Principal Underwriters.

        Not applicable.

Item 28.  Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of:

         BBH Common Settlement Fund, Inc.
         63 Wall Street
         New York, NY  10005

         Brown Brothers Harriman
         59 Wall Street
         New York, NY  10005
         (investment adviser)

         Brown Brothers Harriman Trust Company, LLC
         63 Wall Street
         New York, NY  10005
         (administrator)

         59 Wall Street Administrators, Inc.
         21 Milk Street
         Boston, MA  02109
         (subadministrator)

         59 Wall Street Distributors, Inc.
         21 Milk Street
         Boston, MA  02109
         (placement agent)


Item 29.  Management Services.

        Not applicable.

Item 30.  Undertakings.

        Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, BBH Common Settlement Fund, Inc. has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 26th day of April, 2002.

BBH Common Settlement Fund, Inc.

By:    /s/PHILIP W. COOLIDGE
       Philip W. Coolidge
       President

                                   SIGNATURES

         BBH U.S. Money Market Portfolio (the "Portfolio") has duly caused this Registration Statement on Form N-1A ("Registration Statement") of BBH Common Settlement Fund, Inc. to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston, Massachusetts on the 26th day of April, 2002.

BBH U.S. MONEY MARKET PORTFOLIO


By: /s/PHILIP W. COOLIDGE
    (Philip W. Coolidge, President)

       Pursuant to the requirements of the Investment Company Act of 1940, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated above.


SIGNATURE                                    TITLE

                                             President
/s/PHILIP W. COOLIDGE                       (Principal Executive Officer)
(Philip W. Coolidge)


/s/JOSEPH V. SHIELDS, JR.                    Trustee
(J.V. Shields, Jr.)


/s/RICHARD L. CARPENTER                      Trustee
(Richard L. Carpenter)


/s/CLIFFORD A. CLARK                         Trustee
(Clifford A. Clark)


/s/EUGENE P. BEARD                           Trustee
(Eugene P. Beard)


/s/DAVID P. FELDMAN                          Trustee
(David P. Feldman)


/s/J. ANGUS IVORY                            Trustee
(J. Angus Ivory)


/s/ALAN G. LOWY                              Trustee
(Alan G. Lowy)


/s/ARTHUR D. MILTENBERGER                    Trustee
(Arthur D. Miltenberger)

                                             Treasurer (Principal Financial
/s/LINWOOD C. DOWNS                          Officer and Principal
(Linwood C. Downs)                           Accounting Officer) of the
                                             Portfolio